UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 16, 2022, NuStar Energy L.P., a Delaware limited partnership (the “Company”), entered into a purchase agreement with EIG Nova Equity Aggregator, L.P. and a purchase agreement with FS Energy and Power Fund (collectively, the “Purchase Agreements”), pursuant to which the Company agreed to purchase an aggregate of 6,900,000 units of its Series D Cumulative Convertible Preferred Units (the “Units”), at a price per Unit of $32.73, or an aggregate purchase price of approximately $226 million. The transactions contemplated by the Purchase Agreements closed on November 22, 2022, and the Company funded the transactions using borrowings under its unsecured revolving credit agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: November 22, 2022	By:	/s/ Steve Gilbert
		Name:	Steve Gilbert
		Title:	Vice President, Assistant General Counsel and Corporate Secretary